CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 21, 1999, relating to the financial statements and financial highlights of Oppenheimer Quest Global Value Fund, Inc., which appear in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colarado
February 9, 2001